UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) OCTOBER 8, 2008
HANMI FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-4788120

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Los Angeles, California		90010

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (213) 382-2200
NA

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
On October 8, 2008, the members of the Board of Directors (“Board”) of Hanmi Bank (the “Bank”), the wholly-owned subsidiary of Hanmi Financial Corporation (“Hanmi”), entered into an informal supervisory agreement (a memorandum of understanding) with the Federal Reserve Bank of San Francisco (the “FRB”) and the California Department of Financial Institutions (the “DFI” and with the “FRB,” the “Regulators”) to address certain issues raised in the Bank’s most recent regulatory examination by the DFI on March 10, 2008. Certain of the issues to be addressed by management under the terms of the memorandum of understanding relate to the following, among others: (i) Board and senior management maintenance and succession planning; (ii) Board oversight and education; (iii) Board assessment and enhancement; (iv) loan policies and procedures; (v) allowance for loan and lease losses; (vi) liquidity and funds management policies; (vii) strategic planning; (viii) capital maintenance, including a requirement that the Bank maintain a minimum Tier 1 leverage ratio and tangible shareholder’s equity to total tangible assets ratio of not less than 8.0%; and (ix) restrictions on the payment of dividends without the Regulators’ prior approval. At June 30, 2008, the Bank had a Tier 1 leverage ratio of 8.6% and tangible shareholder’s equity to total tangible assets ratio of 8.7%, well above the required 8% levels.
The Board and management are committed to addressing and resolving the issues raised in the memorandum of understanding on a timely basis. Since completion of the March 10, 2008 regulatory examination, actions have already been undertaken to comply with many of the issues raised by the memorandum of understanding. Compliance with the terms of the memorandum of understanding is not expected to have a material adverse effect on Hanmi or the Bank.
Separately, Hanmi has committed to the FRB that it will adopt a consolidated capital plan to augment and maintain a sufficient consolidated capital position. In addition, Hanmi has agreed that it will not (i) declare or pay any dividends or make any payments on its trust preferred securities or any other capital distributions without the prior written consent of the FRB, and (ii) incur, increase or renew any existing debt or purchase, redeem or otherwise acquire any of its capital stock without the prior written consent of the FRB. In order to preserve its capital position, Hanmi’s Board of Directors has elected to defer quarterly interest payments on its outstanding trust preferred securities until further notice. Finally, Hanmi has agreed to provide prior written notice and obtain the consent of the FRB prior to appointing any new directors or senior executive officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANMI FINANCIAL CORPORATION
Date: October 14, 2008	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer

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